                                                                    EXHIBIT 3.03

                          CERTIFICATE OF DESIGNATION
                                      OF
                             SERIES C CONVERTIBLE
                         PARTICIPATING PREFERRED STOCK
                                      OF
                              AT HOME CORPORATION

                        Pursuant to Section 151 of the
                       Delaware General Corporation Law

     At Home Corporation, a Delaware corporation (the "Corporation"), does
                                                       -----------
hereby certify that, pursuant to the authority contained in Article IV, Section D of its Third Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, the Corporation's Board of Directors (the "BOARD") has duly adopted the following resolution creating a series of Series Preferred Stock (as defined in such Third Amended and Restated Certificate of Incorporation) designated as Series C Convertible Participating Preferred Stock:

     RESOLVED, that the Corporation does hereby designate and create a series of the authorized Series Preferred Stock designated as Series C Convertible Participating Preferred Stock as follows:

                                   ARTICLE I

                            DESIGNATION AND AMOUNT

               Of the 10,000,000 shares of Series Preferred Stock authorized to be issued by the Corporation, 350,000 shares are hereby designated as "Series C Convertible Participating Preferred Stock," par value of $.01 per share (the "SERIES C PREFERRED STOCK"). The Series C Preferred Stock shall rank on a parity basis with the Corporation's Series AM Convertible Participating Preferred Stock, Series AT Convertible Participating Preferred Stock, Series AX Convertible Participating Preferred Stock, Series K Convertible Participating Preferred Stock and Series T Convertible Participating Preferred Stock as to dividend rights, rights of redemption and rights on liquidation, and shall be deemed to be Parity Stock (as defined in the Corporation's Third Amended and Restated Certificate of Incorporation) as to each of such series. The preferences, and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Series C Preferred Stock are as set forth in Article II hereof.

                                   ARTICLE II

                            SERIES C PREFERRED STOCK

               The Series C Preferred Stock shall have the following preferences, limitations and relative rights:

               1.   Certain Definitions.  Each capitalized term used without
                    -------------------
     definition in the Certificate of Designation (as defined below) shall have the meaning given in the Certificate (as defined below). Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of the Certificate of Designation, the meanings herein specified:

               "CERTIFICATE" shall mean the Third Amended and Restated Certificate of Incorporation of the Corporation filed on August 14, 1996, as it may from time to time hereafter be amended or restated.

               "CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation filed with the Secretary of State of the State of Delaware which includes these resolutions, as it may from time to time hereafter be amended or restated.

               "COMMON STOCK" shall mean any series of Common Stock of the Corporation.

               "CONVERSION PRICE" of the Series C Preferred Stock shall initially be $10.00 per share, and shall be adjusted from time to time cumulatively pursuant to the provisions of paragraph 6.

               "FILING DATE" shall mean, with respect to the Series C Preferred Stock, the date on which the Certificate of Designation is filed with the Secretary of State of the State of Delaware.

               "IPO" shall mean the closing of an initial public offering of the Series A Common Stock.

               "ISSUE PRICE" of a share of Series C Preferred Stock shall initially be $200.00 and shall be appropriately adjusted to take into account any stock splits, reverse splits and the like occurring after the Filing Date.

               "LIQUIDATION PRICE" measured per share of the Series C Preferred Stock as of the date in question (the "DETERMINATION DATE"), shall mean an amount equal to the sum of (a) $200.00, as appropriately adjusted to take into account any stock splits, reverse splits and the like occurring after the Filing Date, plus (b) an amount equal to all dividends which have theretofore been declared but which are unpaid as of the Determination Date on such share of Series C Preferred Stock. In connection with the determination of the Liquidation Price of a share of Series C Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, the Determination Date shall be

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

     the record date for the distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

               "SERIES A COMMON STOCK" shall mean the Series A Common Stock, par value $.01 per share, of the Corporation.

               2.   Dividends.
                    ---------

                    (a)  Dividend Rights; Dividend Payment Dates. Subject to the
                         ---------------------------------------
     prior preferences and other rights of any Senior Stock and the provisions of Article IV of the Certificate and Article II of the Certificate of Designation, the holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board, in its discretion, but prior and in preference to any declaration or payment of dividends on any Junior Stock, out of unrestricted funds legally available therefor, quarterly cash dividends per share at the rate of 10.0% per annum of the Issue Price (the "SERIES C PREFERRED DIVIDEND"). The Series C Preferred Dividend shall be noncumulative; that is, the Series C Preferred Dividend shall be paid only when, as and if declared by the Board, it being intended that a Series C Preferred Dividend not declared in any quarter will not be carried over to a future quarter.

                    (b)  Dividends on Junior Stock.  In addition, following the
                         -------------------------
     payment of the Series C Preferred Dividend for any period, in the event that the Board proposes, subject to the provisions of this paragraph, to declare or pay a dividend on any Junior Stock in cash or consisting of assets, property or securities other than Common Stock, then the holders of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board, an additional dividend amount (the "SERIES C PARTICIPATING DIVIDEND") determined as follows: (i) in the event that a dividend is declared with respect to Junior Stock (other than Common Stock (or any other security that is convertible into, or exercisable or exchangeable for, Common Stock)), the Series C Participating Dividend payable to the holders of the Series C Preferred Stock shall equal an amount per share equal to the dividend to be paid on each share or other unit of Junior Stock multiplied by a fraction, the numerator of which is the Liquidation Price of a share of Series C Preferred Stock and the denominator of which is the lowest of (x) the Liquidation Price (if applicable), (y) the redemption price (if applicable) and (z) the price at which such share or unit was originally purchased (as adjusted for stock splits, stock dividends and the like occurring after the Filing Date), of a share or other unit of such Junior Stock; or (ii) in the event that a dividend is declared with respect to Junior Stock which is Common Stock or such Junior Stock is convertible into, or exercisable or exchangeable for, Common Stock, then the amount of the Series C Participating Dividend per share of Series C Preferred Stock shall be (x) (1) the amount of the dividend to be paid on a single share of Common Stock, or (2) if such Junior Stock is convertible into, or exercisable or exchangeable for, Common Stock, such amount as would be payable on each share of Common Stock into which such Junior Stock is convertible into or exercisable or exchangeable for, multiplied by (y) the number of shares of Common Stock into which a share of Series C Preferred Stock may then be converted. Dividends payable on the Series C Preferred Stock shall be calculated on the basis of a 360-day year of twelve 30-day months. Dividends on the

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

     Series C Preferred Stock will be payable, as provided in paragraph 2(e) below, to the holders of record of the Series C Preferred Stock as of the close of business on the Record Date for such dividend payment.

                    (c)  Dividends on Parity Stock. So long as any shares of
                         -------------------------
     Series C Preferred Stock are outstanding and dividends on such shares of Series C Preferred Stock have not been (or are not contemporaneously) declared and paid in full for the two immediately preceding Dividend Periods, no dividends shall be declared or paid or set apart for payment by the Corporation upon any Convertible Preferred Stock or Parity Stock; provided, however, that a dividend may be declared and paid (regardless of
     --------  -------
     whether such dividends have been paid for any preceding Dividend Period) pro rata with respect to all Series C Preferred Stock, Convertible Preferred Stock and Parity Stock then outstanding such that the amounts of any dividends declared per share on the Series C Preferred Stock and such Convertible Preferred Stock and Parity Stock shall in all cases bear to each other the same ratio that (i) the Series C Preferred Dividend (assuming such dividend had been declared by the Board) and, if applicable, any Series C Participating Dividend (collectively, the "SERIES C FULL DIVIDEND") per share of Series C Preferred Stock for the then-current Dividend Period, (ii) the Convertible Full Dividend per share of Convertible Preferred Stock, and (iii) dividends on shares of such other Parity Stock for the then-current Dividend Period (excluding any accumulated or accrued dividends on such Parity Stock), respectively, bear to each other.

                    (d)  Other Limitations on Dividends and Repurchases.  If the
                         -----------------------------------------------
     Series C Full Dividend has not been declared and paid or set apart for payment for the Dividend Payment Date falling in the then-current Dividend Period, then, with respect to such then-current Dividend Period, (i) the Corporation shall not declare or pay any dividend on, or make any distribution with respect to, any Junior Stock or set aside any money or assets for such purpose and (ii) the Corporation shall not repurchase, redeem or otherwise acquire for value any shares of its Junior Stock, any equity securities of any Subsidiary of the Corporation or any options, warrants or other rights to acquire such securities; provided, however,
                                                          --------  -------
     that the Corporation may at any time, out of funds legally available therefor, make any Permitted Repurchase.

                    (e)  Special Record Date. Dividends may be declared and paid
                         -------------------
     at any time (subject to the rights of any Senior Stock and, if applicable, to the concurrent satisfaction of any dividend arrearages then existing with regard to any Convertible Preferred Stock and any Parity Stock which ranks on a parity basis with the Series C Preferred Stock as to the payment of dividends) without reference to the regular Dividend Payment Date, to holders of record as of the close of business on any Special Record Date. Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the shares of Series C Preferred Stock.

                    (f)  Pro Rata Payment.  All dividends paid with respect to
                         ----------------
     the shares of Series C Preferred Stock pursuant to this paragraph 2 shall be paid pro rata to all the holders of shares of Series C Preferred Stock outstanding on the applicable Record Date or Special Record Date, as the case may be.

          3.   Distributions Upon Liquidation, Dissolution or Winding Up.
               ---------------------------------------------------------
     Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value) per share, equal to the Liquidation Price of such share of Series C Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the
             ---- -----
     holders of any Convertible Preferred Stock and any Parity Stock ranking on a parity basis with the Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. The holders of Series C Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the Liquidation Price per share. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Series C Preferred Stock, the Convertible Preferred Stock and all holders of any Parity Stock ranking on a parity basis with the Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Series C Preferred Stock, the Convertible Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Series C Preferred Stock, Convertible Preferred Stock and such Parity Stock would otherwise respectively be entitled. In the event of (i) a consolidation or merger of the Corporation with or into any other corporation or other entity in which the holders of all of the Corporation's outstanding shares of capital stock immediately before the effectiveness of such transaction do not, immediately after the effectiveness of such transaction, own capital stock representing a majority of the voting power of the surviving corporation or other entity of such transaction (or the immediate parent of such surviving corporation or other entity), or (ii) a sale of all or substantially all of the assets of the Corporation other than in connection with a Related Business Transaction (as defined below), the holders of a majority of the outstanding shares of Series C Preferred Stock, voting separately as a series (or consenting in writing), shall be entitled to deem, solely as to the Series C Preferred Stock, such merger, consolidation or sale of assets to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3, provided, that written notice of such vote or such written consents must be received by the Corporation at least five
     (5) days prior to the effectiveness of such transaction; and provided further, that the Corporation shall have provided holders of Series C Preferred Stock with the notice required to be delivered to them pursuant to paragraph 6(h) below of such deemed liquidation, dissolution or winding up of the

     Corporation. For purposes of this Certificate, a "RELATED BUSINESS TRANSACTION" shall mean any sale or other disposition of all or substantially all of the properties and assets of the Corporation in which
     (i) the Corporation receives as proceeds of such disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such properties and assets of the Corporation, including but not limited to any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such properties and assets of the Corporation (or the immediate parent of such purchaser or acquiror), and (ii) the securities received by the Corporation, immediately after the effectiveness of such transaction, have a majority of the voting power of the purchaser or acquiror of such properties and assets of the Corporation, including but not limited to any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such properties and assets of the Corporation (or the immediate parent of such purchaser or acquiror). Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up or merger or sale of assets is expected to take place or become effective, to the holders of record of the shares of Series C Preferred Stock, during which 20 day period such holders shall continue to be entitled to exercise their conversion rights as set forth in paragraph 6 of this Article II.

               4.   [Intentionally omitted]

               5.   Status of Reacquired Series C Preferred Stock.  In the event
                    ---------------------------------------------
     that the Corporation repurchases or otherwise reacquires shares of Series C Preferred Stock, such shares shall be retired and shall not be reissued.

               6.   Conversion.
                    ----------

                    (a)  Optional and Mandatory Conversion. Each outstanding
                         ----------------------------------
     share of Series C Preferred Stock shall be convertible at the option of the holder at any time into fully paid and non-assessable full shares of Series A Common Stock at the then effective Conversion Rate (as defined below) for such shares. In addition, subject to the receipt of any required regulatory consents or approvals or the filing of any required notices with any governmental entities and the expiration of any waiting period related thereto, the holders of all shares of Series C Preferred Stock that are outstanding immediately prior to the IPO shall be deemed to have converted such shares into shares of Series A Common Stock immediately prior to the IPO (after giving effect to the adjustments in this paragraph 6 (such conversion upon the IPO is referred to herein as the "MANDATORY CONVERSION"). All such conversions of Series C Preferred Stock shall be effected in such manner and upon such terms and conditions as hereinafter provided in this paragraph 6. In case cash, securities or property other than Series A Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series A Common Stock in this paragraph 6 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities.

     Notwithstanding anything to the contrary in this Article II, subject to the provisions for adjustment hereinafter set forth in this paragraph 6, any provisions in this Article II that refer to a conversion of the Series C Preferred Stock shall mean the conversion of the Series C Preferred Stock into the Series A Common Stock.

                    (b)  Conversion Rate and Conversion Price.  Subject to the
                         -------------------------------------
     provisions for adjustment hereinafter set forth in this paragraph 6, the Series C Preferred Stock may be converted into Series A Common Stock at a conversion rate of that number of fully paid and non-assessable shares of Series A Common Stock for each share of Series C Preferred Stock so converted that is equal to the Issue Price of the Series C Preferred Stock divided by the Conversion Price determined in accordance with this paragraph 6. This conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this paragraph 6 is hereinafter referred to as the "CONVERSION RATE."

                    (c)  Adjustments for Stock Splits, Stock Dividends, Etc. In
                         ---------------------------------------------------
     case after the Filing Date the Corporation shall (i) pay a dividend or make a distribution on its outstanding shares of Series A Common Stock in shares of its Common Stock, (ii) subdivide the then outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock,
     (iii) combine the then outstanding shares of Series A Common Stock into a smaller number of shares of Series A Common Stock, or (iv) issue by reclassification of its shares of Series A Common Stock any shares of any other class of capital stock of the Corporation (including any such reclassification in connection with a merger in which the Corporation is the continuing corporation), then the Conversion Price in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series C Preferred Stock been converted immediately prior to such time into shares of Series A Common Stock. An adjustment made pursuant to this paragraph 6(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this paragraph 6(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

                    (d)  Adjustments for Reclassification, Merger, Etc. In case
                         ----------------------------------------------
     of any reclassification or change in the Series A Common Stock (other than any reclassification or change referred to in paragraph 6(c) and other than a change in par value) or in case of any consolidation of the Corporation with any other corporation or any merger of the Corporation into another corporation or of another corporation into the Corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which paragraph 6(c) is applicable) in the outstanding Series A Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, in any such case after the Filing Date, the Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a share of the Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation, merger, sale or transfer if such holder had converted such share into Series A Common Stock, immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share of Series A Common Stock the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Series C Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Series C Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable upon conversion of the Series C Preferred Stock remaining outstanding or other convertible preferred stock or other Convertible Securities received by the holders of Series C Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series C Preferred Stock remaining outstanding, or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

                    (e)  Sale of Shares Below Conversion Price.
                         -------------------------------------

                         (i)  Adjustment Upon IPO. If the Corporation issues or
                              -------------------
     sells shares of Series A Common Stock in the IPO for an IPO Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series C Preferred Stock, then, and in such case, the Conversion Price for the Series C Preferred Stock that is in effect immediately prior to the IPO shall be reduced, immediately prior to the IPO, to the IPO Effective Price at which such shares of Series A Common Stock are so issued or sold upon the IPO. The "IPO EFFECTIVE PRICE" at which shares of Series A Common Stock sold by the Corporation upon the IPO shall mean the quotient determined by dividing the total number of shares of Series A Common Stock which are sold by the Corporation upon the IPO, into the Aggregate Consideration Received by the Corporation for the issue of such shares of Series A Common Stock. The "AGGREGATE CONSIDERATION RECEIVED" by the Corporation for Series A Common Stock in the IPO shall be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation.

                         (ii)   Weighted Average Adjustment Formula. If at any
                                -----------------------------------
     time or from time to time after the Filing Date the Corporation issues or sells, or is deemed by the provisions of this paragraph 6(e) to have issued or sold, Additional Shares of Series A Common Stock (as hereinafter defined), otherwise than in connection with an action as provided in paragraph 6(c) or a reclassification, merger, IPO, other change or issuance as provided in paragraph 6(d), at an Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series C Preferred Stock in effect immediately prior to such issue or sale, then and in each such case, the Conversion Price for the Series C Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the sum of (I) the number of Series A Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Series A Common Stock plus (II) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Series A Common Stock so issued or sold (or deemed so issued and sold), by the Conversion Price for the Series C Preferred Stock in effect immediately prior to such issue or sale and (y) the denominator of which shall be the sum of (I) the number of Series A Common Stock Equivalents Outstanding immediately prior to such issue or sale plus
     (II) the number of Additional Shares of Series A Common Stock so issued or sold (or deemed so issued and sold).

                         (iii)  Certain Definitions. For the purpose of making
                                -------------------
     any adjustment required under this paragraph 6(e):

                                (A)  "Additional Shares of Series A Common
                                      ------------------------------------
     Stock" shall mean all shares of Series A Common Stock issued by the
     -----
     Corporation, other than: (I) shares of Series B Common Stock issuable upon conversion of shares of Series T Preferred, shares of Series A Common Stock issued or issuable upon conversion of shares of Series B Common Stock, Series K Common Stock, Series AM Preferred Stock, Series AT Preferred Stock, Series AX Preferred Stock or Series C Preferred Stock, shares of Series K Common Stock issued or issuable upon the conversion of shares of Series K Preferred, or any other shares of Series A Common Stock issuable upon conversion or exercise of any subscription, option, warrant, right, convertible security or other agreement, instrument, or commitment of any character that is outstanding immediately after the date on which shares of Series C Preferred Stock are first issued obligating (contingently or absolutely) the Corporation to issue or sell any shares of Series A Common Stock; (II) shares of Series A Common Stock (or options, warrants or rights therefor) or other capital stock of the Corporation issued to employees, officers, or directors of, or contractors, consultants, lenders, vendors or advisors to, the Corporation, or to other persons with a similar business relationship to the Corporation pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board; (III) any options, stock or other securities issued by the Corporation to a business or corporation, or to principals, officers, directors or stockholders of such business or corporation (whether or not they are subsequently employed by the Corporation), in connection with a joint venture or business combination or the acquisition of another corporation, business, product or technology or distribution commitment by the Corporation, whether by merger, purchase of assets or stock, reorganization, or similar transaction, if approved by the Board; and (IV) securities issued in a transaction which is not otherwise included in (I), (II) or (III) above if the holders of a majority of the outstanding Series C Preferred Stock agree in writing that the issuance of such securities shall not result in an adjustment to the Conversion Price. Notwithstanding the provision of clause (II) above, for purposes of clause
     (II) above, Additional Shares of Series A Common Stock shall include shares of Series A Common Stock or options, warrants or rights to acquire shares of Series A Common Stock which are issued primarily for the purpose of raising equity capital to fund the business of the Corporation, but shall not include any such issuances made to provide inducements in connection with bona fide debt financing transactions with banks, savings and loan associations or other institutional lenders.

                              (B)  The "Aggregate Consideration Received" by the
                                        --------------------------------
     Corporation for any issue or sale (or deemed issue or sale) of securities shall (I) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting, broker, placement agency or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (II) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (III) if Additional Shares of Series A Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Series A Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Series A Common Stock, Convertible Securities or Rights or Options.

                              (C)  "Series A Common Stock Equivalents
                                    ---------------------------------
     Outstanding" shall mean the number of shares of Series A Common Stock that
     -----------
     is equal to the sum of (I) all shares of Series A Common Stock of the Corporation that are outstanding at the time in question, plus (II) all shares of Series A Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (III) all shares of Series A Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Series A Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities convertible into or exchangeable for Series A Common Stock.

                              (D)  "Convertible Securities" shall mean stock or
                                    ----------------------
     other securities convertible directly or indirectly into or exchangeable for shares of Series A Common Stock.

                              (E)  The "Effective Price" of Additional Shares of
                                        ---------------
     Series A Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Series A Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this paragraph (e), into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this paragraph (e), for this issue of such Additional Shares of Series A Common Stock; and

                              (F)  "Rights or Options" shall mean warrants,
                                    -----------------
     options or other rights to purchase or acquire shares of Series A Common Stock or Convertible Securities.

                         (iv) Deemed Issuances. For the purpose of making any
                              ----------------
     adjustment to the Conversion Price of the Series C Preferred Stock required under this paragraph (e), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Series A Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for the Series C Preferred Stock, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Series A Common Stock that is equal to the maximum number of shares of Series A Common Stock issuable upon exercise or conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the Aggregate Consideration Received, if any, by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amount of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:
                                                          -------- ----

                              (A)  if the minimum amounts of such consideration
     cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                              (B)  if the minimum amount of consideration
     payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                              (C)  if the minimum amount of consideration
     payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

                         No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Series A Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Series A Common Stock so issued were the shares of Series A Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Series A Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series C Preferred Stock.

                    (f)  Notice of Adjustments in Conversion Rates. Whenever the
                         ------------------------------------------
     Conversion Price or the Conversion Rate or the conversion privilege shall be adjusted as provided in paragraphs 6(c) or (d), the Corporation shall promptly cause a notice to be mailed to the holders of record of the Series C Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Price and Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which the Series C Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 6(g).

                    (g)  Calculation and Timing of Adjustments. The Corporation
                         --------------------------------------
     may, but shall not be required to, make any adjustment of the Conversion Price if such adjustment would require an increase or decrease of less than 1% in such Conversion Price; provided, however, that any adjustments which by reason of this paragraph 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 6 shall be made to the nearest 1/100th of a share. In any case in which this paragraph 6(f) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series A Common Stock or other capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series A Common Stock or other capital stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to paragraph 6(l); provided, however, that, if requested by such holder, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series A Common Stock or other capital stock, and such cash, upon the occurrence of the event requiring such adjustment.

                    (h)  Notice of Certain Events.  In case at any time:
                         -------------------------

                         (i) the Corporation shall take any action which would require an adjustment in the Conversion Price or Conversion Rate pursuant to this paragraph 6;

                         (ii) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale, transfer or lease of all or substantially all of the properties and assets of the Corporation, or a tender offer for shares of Common Stock representing at least a majority of the total voting power represented by the outstanding shares of Common Stock which has been recommended by the Board as being in the best interests of the holders of Common Stock; or

                         (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, including without limitation any consolidation or merger, or sale of all or substantially all of the assets of the Corporation, that could entitle a holder of Series C Preferred Stock to treat such transaction as a liquidation under the provisions of paragraph 3;

     then, in any such event, the Corporation shall give written notice to the holders of the Series C Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause
     (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, lease, tender offer, dissolution, liquidation or winding up, during which period such holders may exercise their conversion rights; provided, however, that any notice required by any event described in clause (ii) of this paragraph 6(g) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of the Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 6(g) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

                    (i)  Procedures for Conversion. Before any holder of Series
                         --------------------------
     C Preferred Stock shall be entitled to convert the same into Series A Common Stock (or, in the case of the Mandatory Conversion, before any holder of Series C Preferred Stock so converted shall be entitled to receive a certificate or certificates evidencing the shares of Series A Common Stock issuable upon such conversion), such holder shall surrender the certificate or certificates for such Series C Preferred Stock at the office of the Corporation or at the office of the transfer agent for the Series C Preferred Stock, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the shares represented by said certificate or certificates (or, in the case of the Mandatory Conversion, that such holder is surrendering the same) in accordance with the terms of this paragraph 6, and shall state in writing therein the name or names in which such holder wishes the certificates for Series A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series C Preferred Stock and the Corporation, whereby the holder of such Series C Preferred Stock shall be deemed to subscribe for the amount of Series A Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Series C Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series C Preferred Stock to be converted, and thereby the Corporation shall be deemed to agree that the surrender of the shares of Series C Preferred Stock to be converted shall constitute full payment of such subscription for Series A Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Series C Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of the Corporation or of said transfer agent to the Person for whose account such Series C Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Series A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided together with an amount in cash equal to the full amount of any cash dividend declared (or required to be declared) on the Series C Preferred Stock which, as of the date of such conversion, remains unpaid (provided that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after such deposit and such notice and statement). If surrendered certificates for Series C Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Series C Preferred Stock to be converted or immediately prior to the Mandatory Conversion; and the Person or Persons entitled to receive the Series A Common Stock issuable upon conversion of such Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such Series A Common Stock on such date; provided, however, that the conversion may, at the
                         --------  -------
     option of any holder surrendering Series C Preferred Stock for conversion, be conditioned upon the IPO or upon notice by such holder to the Corporation of the occurrence of any other specified event, as the case may be.

                    (j)  Transfer Taxes. The issuance of certificates for shares
                         ---------------
     of Series A Common Stock upon conversion of shares of Series C Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance, provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share or shares of Series C Preferred Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                    (k)  Reservation of Shares. The Corporation shall reserve
                         ----------------------
     and keep available at all times thereafter, solely for the purpose of issuance upon conversion of the outstanding shares of Series C Preferred Stock, such number of shares of Series A Common Stock as shall be issuable upon the conversion of all outstanding shares of Series C Preferred Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Series C Preferred Stock by delivery of shares of Series A Common Stock which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series A Common Stock issuable upon conversion of shares of outstanding Series C Preferred Stock at the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

                    (l)  Retirement of Series C Preferred Stock. All shares of
                         ---------------------------------------
     Series C Preferred Stock received by the Corporation upon conversion thereof into Series A Common Stock shall be retired and shall not be reissued. All shares of Series C Preferred Stock that are authorized but unissued as of the IPO shall be retired as of the IPO and the Mandatory Conversion and shall not be reissued, and the Corporation shall use its best efforts to file a certificate of elimination to eliminate all matters set forth in the certificate of incorporation of the Corporation with respect to the Series C Preferred Stock.

                    (m)  Payment in Lieu of Fractional Shares. The Corporation
                         -------------------------------------
     shall not be required to issue fractional shares of Series A Common Stock or scrip upon conversion of the Series C Preferred Stock. As to any final fraction of a share of Series A Common Stock which a holder of one or more shares of Series C Preferred Stock would otherwise be entitled to receive upon conversion of such shares in the same transaction, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal (I) if the Corporation is a Public Company, to the same fraction of the market value of a full share of Series A Common Stock or (II) if the Corporation is not a Public Company, to the same fraction of the fair market value of a share of Series A Common Stock as determined in good faith by the Board. For the purpose of any computation under this paragraph 6 requiring the determination of the current market value per share of Series A Common Stock, if the Corporation is a Public Company, such value at any date shall be deemed to be the average of the daily closing prices for a share of Series A Common Stock for the ten (10) consecutive trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if the shares of Series A Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act, on which the shares of Series A Common Stock are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the Series A Common Stock is not quoted on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board shall from time to time deem to be fair.

                    (n)  Regulatory Matters. If any shares of Series A Common
                         ------------------
     Stock which would be issuable upon conversion of shares of Series C Preferred Stock require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. Without limiting the foregoing, if the conversion of shares of Series C Preferred Stock shall be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT AND RULES"), the Corporation shall promptly comply with any applicable filing or notice requirements under the HSR Act and Rules and use its reasonable commercial efforts to furnish the information required in connection therewith to the Federal Trade Commission and the Antitrust Division of the Department of Justice. If applicable, the Corporation shall use its reasonable commercial efforts to list the shares of Series A Common Stock issuable upon conversion of the Series C Preferred Stock prior to delivery of such shares of Series A Common Stock upon such conversion, on the principal national securities exchange (including, but not limited to, the Nasdaq National Market) on which the outstanding Series A Common Stock is listed at the time of such delivery.

               7.   VOTING.
                    ------

                    (a)  General Voting Rights. In connection with any matter as
                         ---------------------
     to which the holders of Common Stock are entitled to vote including, but not limited to, the election of Common Stock Directors, each share of Series C Preferred Stock issued and outstanding as of the record date for such meeting shall have (and the holder of record thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series C Preferred Stock into shares of Series A Common Stock immediately prior to the record date for the determination of stockholders entitled to vote upon such matter. Except as provided below and in paragraph 1 of Section B of
     Article IV and paragraphs 7(b) and 7(c) of Section C of Article IV of the Certificate and except as otherwise may be required by law, the holders of Common Stock, the holders of Convertible Preferred Stock, the holders of Series C Preferred Stock, and the holders of any other series of Series Preferred Stock shall be entitled to notice of and to attend any meeting of stockholders and to vote together as a single class.

                    (b)  Election of Series C Preferred Director.
                         ---------------------------------------

                         (i) The holders of the Series C Preferred Stock, voting separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 7(b)(vi) below or by vote at a meeting called for that purpose, to elect one director to the Board so long as there are at least 100,000 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends and the like occurring after the Filing Date) outstanding (such director elected by the holders of the Series C Preferred Stock is hereinafter referred to as the "SERIES C PREFERRED STOCK DIRECTOR").

                         (ii) The Series C Preferred Stock Director will be that person elected, by written consent given in accordance with paragraph 7(b)(vi) below or by vote at a meeting called for that purpose, of the holders of the Series C Preferred Stock entitled to vote for such director.

                         (iii) At any meeting having as a purpose the election of a director by holders of the Series C Preferred Stock, the presence, in person or by proxy, of the holders of a majority of shares of Series C Preferred Stock entitled to vote in such election then outstanding shall be required and be sufficient to constitute a quorum of such series for the election of any director by such holders. The Series C Preferred Stock Director to be elected at such meeting shall be elected by a plurality of the votes of the shares of Series C Preferred Stock present in person or represented by proxy at such meeting and entitled to vote in the election of such Series C Preferred Stock Director or by written consent of the holders of the shares of Series C Preferred Stock given in accordance with paragraph 7(b)(vi) below. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of Series C Preferred Stock shall not prevent the election of the directors to be elected by the holders of shares other than the Series C Preferred Stock, and the absence of a quorum of holders of shares other than the Series C Preferred Stock shall not prevent the election of the director to be elected by the holders of the Series C Preferred Stock, and (ii) in the absence of a quorum of holders of shares of the Series C Preferred Stock, holders of a majority of the shares of Series C Preferred Stock, present in person or by proxy, shall have power to adjourn the meeting for the election of the Series C Preferred Stock Director, from time to time, without notice (subject to applicable law) other than announcement at the meeting, until a quorum shall be present.

                         (iv) Except as provided in paragraph 7(b)(v), any vacancy in the office of the Series C Preferred Stock Director occurring during the effectiveness of the applicable provisions of paragraph 7(b)(i) shall be filled solely by the holders of the Series C Preferred Stock entitled to elect such Series C Preferred Stock Director by vote of such holders as provided in paragraph 7(b)(iii) above at a meeting called for such purpose or by written consent of such holders given in accordance with paragraph 7(b)(vi) below.

                         (v) A Series C Preferred Stock Director may be removed without cause by the vote or by written consent of the holders of a majority of the outstanding shares of the Series C Preferred Stock. Any vacancy in the office of the Series C Preferred Stock Director shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock entitled to elect the Series C Preferred Stock Director so removed at a meeting, which may be the same meeting at which the removal of such Series C Preferred Stock Director was voted upon, or by written consent of the holders of Series C Preferred Stock given in accordance with paragraph 7(b)(vi) below. Any Series C Preferred Stock director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

                         (vi) With respect to actions by the holders of the Series C Preferred Stock upon those matters on which such holders are entitled to vote as a separate series, such actions may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series C Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such series of Series C Preferred Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation as provided in the Delaware General Corporation Law (the "DGCL"). Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent.

                    (c)  Protective Covenants.  Notwithstanding the rights and
                         --------------------
     privileges of any class or series of Preferred Stock then outstanding, so long as any shares of Series C Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the affirmative vote (or the written consent) of the holders of not less than a majority of the outstanding shares of the Series C Preferred Stock, adopt, amend, alter or repeal any provision of the Certificate of Designation or any resolution of the Board or any other instrument establishing and designating the Series C Preferred Stock and determining the relative voting powers, designations, preferences, rights and qualifications, limitations and restrictions thereof, so as to (i) effect any change in the voting powers, designations, preferences, rights and qualifications, limitations and restrictions of the shares of the Series C Preferred Stock that would affect such shares adversely in a manner different from the shares of other series of Preferred Stock, or (ii) increase the authorized number of shares of Series C Preferred Stock.

               8.   Waiver.  Unless otherwise provided in the Certificate of
                    ------
     Designation or the Certificate, any provision which, for the benefit of the holders of the Series C Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case only pursuant to the consent of the holders of a majority (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system) of the outstanding shares of the Series C Preferred Stock. Any such waiver shall be binding on all holders, including any subsequent holders, of the Series C Preferred Stock.

               9.   Method of Giving Notices.  Any notice required or permitted
                    ------------------------
     hereby to be given to the holders of shares of Series C Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation or supplied by the holder in writing to the Corporation for the purpose of such notice.

               10.  Exclusion of Other Rights.  Except as provided in the Bylaws
                    -------------------------
     of the Corporation or as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Series C Preferred Stock, the shares of Series C Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in the Certificate and in this Certificate of Designation.

               11.  Heading of Subdivisions.  The headings of the various
                    -----------------------
     subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.



                            [Continued on next page]

     IN WITNESS WHEREOF, said corporation has caused this Certificate of Designation to be signed and attested by its duly authorized officers this 11th day of April, 1997.

                                        AT HOME CORPORATION

                                        By:  /s/ Thomas A. Jermoluk
                                           -------------------------------------
                                        Name:     Thomas A. Jermoluk
                                        Title:    President

ATTEST:
By:  /s/ David G. Pine
   -------------------------------
Name:  David G. Pine
Title: Secretary